UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2012

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2012, we entered into a Common Stock Purchase Agreement, which we refer to as the Purchase Agreement, with Hanover Holdings I, LLC, a New York limited liability company, which we refer to as Hanover, whereby we may, subject to certain customary conditions, require Hanover to purchase up to $10.0 million of shares of our common stock, which we refer to as the Common Stock, over the 24-month term following the effectiveness of the resale registration statement described below. Over the 24-month term following the effectiveness of the resale registration statement, we generally have the right, but not the obligation, to direct Hanover to periodically purchase shares of our Common Stock in specific amounts under certain conditions at our sole discretion. The purchase price for such shares of Common Stock will be the higher of (i) the minimum price, which we refer to as the Floor Price, set forth in our notice electing to effect such issuance, which we refer to as the Draw Down Notice, and (ii) 90% of the arithmetic average of the five lowest closing sale prices of the Common Stock during the applicable ten trading day pricing period (or, if less, the arithmetic average of all trading days with closing sale prices in excess of the Floor Price), subject to adjustment upon an alternative transaction. Each trading day with a closing sale price less than the Floor Price is excluded from the calculation of the purchase price and automatically reduces the number of trading days in the applicable pricing period.

In consideration for Hanover’s execution and delivery of the Purchase Agreement, in connection with the execution and delivery of the Purchase Agreement, we have issued Hanover 3,500,000 shares of Common Stock, which we refer to as the Commitment Fee Shares. We have also agreed to issue Hanover up to 1,800,000 additional shares of Common Stock, which we refer to as the Maintenance Fee Shares, during any full calendar quarter during the term of the Purchase Agreement, if no shares of Common Stock have been purchased or sold because we did not deliver a Draw Down Notice to Hanover. The number of Maintenance Fee Shares to be delivered to Hanover, from time to time, with respect to any calendar quarter, will be equal to approximately $15,000 worth of shares of Common Stock at a 10% discount to market.

The Purchase Agreement provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against Hanover or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

In connection with the Purchase Agreement, on October 26, 2012, we entered into a registration rights agreement with Hanover, which we refer to as the Registration Rights Agreement, pursuant to which we granted to Hanover certain registration rights related to the Commitment Fee Shares, the Maintenance Fee Shares, and the shares issuable under the Purchase Agreement, which we refer to as the Registrable Securities. Under the Registration Rights Agreement, we agreed to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the Registrable Securities. We agreed to file the initial registration statement with the SEC within 12 calendar days of the Purchase Agreement and to use our commercially reasonable efforts to cause such registration statement to be declared effective within 90 calendar days of the Purchase Agreement (120 calendar days if the registration statement is reviewed by the SEC).

We also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to our obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Hanover has agreed to indemnify us and hold harmless each of our directors, officers and persons who control us against certain liabilities that may be based upon written information furnished by Hanover to us for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1 and 10.2 respectively, and incorporated herein by this reference.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 8.01. Other Events.

On October 17, 2012, warrants to purchase 15,869,507 shares of our Common Stock expired unexercised. As of October 19, 2012, we have warrants to purchase 98,869,266 shares of our Common Stock outstanding.

On October 31, 2012, we issued a press release regarding the warrant expiration and the transactions contemplated by the Purchase Agreement. A copy of the press release issued on October 31, 2012 is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Private Placements of Convertible Notes to Hanover

On September 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the Initial Hanover PIPE Note. On October 19, 2012, in a private placement pursuant to a note purchase agreement, we issued Hanover a convertible promissory note in the aggregate principal amount of $132,500, for a purchase price of $132,500, which we refer to as the Second Hanover PIPE Note, which, together with the Initial Hanover PIPE Note we refer to as the Hanover PIPE Notes. The Hanover PIPE Notes bear interest at a rate of 12%, which interest accrues, but does not become payable until maturity or acceleration of the principal of such Hanover PIPE Notes. The Hanover PIPE Notes are convertible into shares of our Common Stock at a conversion price equal to 65% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Hanover PIPE Notes mature eight months from their respective issuance dates. To the extent Hanover does not elect to convert the Hanover PIPE Notes as described above, the principal amount and interest of such Hanover PIPE Notes shall be payable in cash at maturity. The Hanover PIPE Notes may be converted at any time by Hanover, at its option, in whole or in part. The Hanover PIPE Notes include a limitation on conversion, which provides that at no time will Hanover be entitled to convert any portion of the Hanover PIPE Notes, to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Other Hanover Related Transactions

In October 2012, pursuant to the terms of various Assignment Agreements, which we refer to as the Assignment Agreements, Magna Group, LLC, an affiliate of Hanover, which we refer to as Magna, acquired $400,075.88 in aggregate principal amount of our outstanding convertible notes from certain third parties and entered into agreements to acquire an additional $340,522.90 in aggregate principal amount of our outstanding convertible notes from other third parties.  Pursuant to the terms of such Assignment Agreements, we delivered two convertible notes to Magna in an aggregate principal amount of $740,598.74, in anticipation of the closing of all of the transactions contemplated by such Assignment Agreements.  On October 25, 2012, the convertible note in the aggregate principal amount of $617,722.92 previously delivered to Magna was exchanged for a new convertible note in the aggregate principal amount of $400,075.77, convertible into share of Common Stock, which we refer to as the Magna Exchange Note, to reflect such portion of the convertible notes actually issued as of October 25, 2012 pursuant to the Assignment Agreements, and the remaining convertible note in the aggregate principal amount of $122,875.82 previously delivered to Magna was returned to us and cancelled. The Magna Exchange Note bears interest at a rate of 6%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Magna Exchange Note. The Magna Exchange Note is convertible into shares of our Common Stock at a conversion price equal to 73% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the lowest complete trading day prior to the applicable conversion date. The Magna Exchange Note matures on October 17, 2013. To the extent Magna does not elect to convert the Magna Exchange Note as described above, the principal amount and interest of the Magna Exchange Note shall be payable in cash at maturity. Upon the closing of the remaining transactions contemplated by such applicable Assignment Agreements, we are obligated to issue additional convertible notes in the form of the Magna Exchange Note with respect to the outstanding $340,522.90 in aggregate principal amount of convertible notes held by the third party signatories to the other Assignment Agreements, which we anticipate to occur during the fourth quarter of 2012.

The Magna Exchange Note may be converted at any time by Magna, at its option, in whole or in part. The Magna Exchange Note includes a limitation on conversion, which provides that at no time will Magna be entitled to convert any portion of the Magna Exchange Note, to the extent that after such conversion, Magna (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Private Placement of Convertible Notes to Institutional Investors

On August 28, 2012, in a private placement pursuant to a note purchase agreement, we issued JMJ Financial, which we refer to as JMJ, a convertible promissory note in the aggregate principal amount of $100,000 for a purchase price of $100,000, which we refer to as the JMJ Note. The JMJ Note is initially convertible at a per share conversion price equal to $0.15. In addition, if the JLSI Note is converted after November 30, 2012 and the market price of our Common Stock is less than $0.16 per share on the date of conversion, then the conversion price shall equal 95% of the arithmetic average of the three lowest closing trading prices for the Common Stock during the 15 trading day period ending on the latest complete trading day prior to the applicable conversion date. The JMJ Note matures on August 29, 2013. To the extent JMJ does not elect to convert the JMJ Note as described above, the principal amount and interest of such note shall be payable in cash at maturity. The JMJ Note may be converted by JMJ, at its option, in whole or in part. The JMJ Note includes a limitation on conversion, which provides that at no time will JMJ be entitled to convert any portion of the JMJ Note, to the extent that after such conversion, JMJ (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date. Pursuant to the terms of the JMJ Note, we agreed to register up to 3,250,000 shares of our Common Stock which may be issuable upon conversion of the JMJ Note with the SEC. These shares were registered on August 31, 2012.

On September 11, 2012, in a private placement pursuant to a note purchase agreement, we issued Asher Enterprises, Inc, which we refer to as Asher, a convertible promissory note in the aggregate principal amount of $103,500, for a purchase price of $100,000, which we refer to as the Asher Note. The Asher Note bears interest at a rate of 8%, which interest accrues, but does not become payable until maturity or acceleration of the principal of the Asher Note. The Asher Note is convertible into shares of our Common Stock at a conversion price equal to 61% of the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Asher Note matures on June 13, 2013, nine months from its issuance date. The Asher Note may be converted by Asher, at its option, in whole or in part. The Asher Note includes a limitation on conversion, which provides that at no time will Asher be entitled to convert any portion of the Asher Note, to the extent that after such conversion, Asher (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Private Placement of Convertible Notes to Related Parties

On August 2, 2012, in a private placement pursuant to a note purchase agreement, we issued Dr. James Patton, a member of our board of directors, a convertible promissory note, which we refer to as the Patton Note, in the principal amount of $66,667 for a purchase price of $50,000. The Patton Note was issued with an original issue discount of 25%. Dr. Patton paid $0.75 for each $1.00 of principal amount of the Patton Note purchased. The Patton Note is convertible into shares of our Common Stock at a per share conversion price equal to $0.15. Additionally, Dr. Patton received a warrant, which we refer to as the Patton Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the Patton Note at an exercise price of $0.15 per share. The Patton Note and Patton Warrant also provide that on December 1, 2012, solely to the extent the conversion price of the Patton Note or the exercise price of the Patton Warrant, as applicable, is less than the Market Price (as defined in the Patton Note or the Patton Warrant, as applicable), such conversion price or exercise price, as applicable, shall be reduced to such Market Price. The Patton Note matures on August 2, 2013. We may redeem the Patton Note under certain circumstances. The Patton Warrant is exercisable at any time on or before August 2, 2017. The Patton Warrant may be exercised on a cashless basis under certain circumstances. The Patton Note and the Patton Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Patton be entitled to convert any portion of the Patton Note or Patton Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Patton (together with his affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

On September 25, 2012, in a private placement pursuant to a note purchase agreement, we issued our affiliate Dr. Yvonne Paterson a convertible promissory note in the aggregate principal amount of $100,000, for a purchase price of $100,000, which we refer to as the Paterson Note. The Paterson Note bears interest at a rate of 12%, compounded annually. The Paterson Note is convertible into shares of our Common Stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The Paterson Note matures one month from its issuance date. Additionally, Dr. Paterson will receive a warrant, which we refer to as the Paterson Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the Patterson Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The Paterson Warrant may be exercised on a cashless basis under certain circumstances. The Paterson Note and the Paterson Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Dr. Paterson be entitled to convert any portion of the Paterson Note or Paterson Warrant, to the extent that after such conversion or exercise, as applicable, Dr. Paterson (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

On September 27, 2012, in a private placement pursuant to a note purchase agreement, we issued our employee Christine French a convertible promissory note in the aggregate principal amount of $25,000, for a purchase price of $25,000, which we refer to as the French Note. The French Note bears interest at a rate of 12%, compounded annually. The French Note is convertible into shares of our Common Stock at a conversion price equal to the arithmetic average of the five lowest closing trading prices for the Common Stock during the 10 trading day period ending on the latest complete trading day prior to the applicable conversion date. The French Note matures one month from its issuance date. Additionally, Ms. French will receive a warrant, which we refer to as the French Warrant, to purchase such number of shares of our Common Stock equal to 50% of such number of shares of our Common Stock issuable upon conversion of the French Note at an exercise price equal to the conversion price then in effect. These warrants have not yet been issued. The French Warrant may be exercised on a cashless basis under certain circumstances. The French Note and the French Warrant each include a limitation on conversion or exercise, as applicable, which provides that at no time will Ms. French be entitled to convert any portion of the French Note or French Warrant, to the extent that after such conversion or exercise, as applicable, Ms. French (together with her affiliates) would beneficially own more than 4.99% of the outstanding shares of the Common Stock as of such date.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Common Stock Purchase Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC.

10.2	Registration Rights Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC.

99.1	Press Release of Advaxis, Inc., dated as of October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2012	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Common Stock Purchase Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC.

10.2	Registration Rights Agreement, dated as of October 26, 2012, by and between Advaxis, Inc. and Hanover Holdings I, LLC.

99.1	Press Release of Advaxis, Inc., dated as of October 31, 2012.